Exhibit 10.1
RETIREMENT AND SERVICES AGREEMENT
     This Retirement and Services Agreement (the “Agreement”), dated as of May 23, 2011 (the “Effective Date”), is entered into by and between Gregory J. Yurek (“Executive”) and American Superconductor Corporation, a Delaware corporation (the “Company”).
     WHEREAS, Executive and the Company have previously entered into that certain Employment Agreement, dated as of December 4, 1991 (the “Employment Agreement”), and that certain Amended and Restated Executive Severance Agreement, dated as of December 23, 2008 (the “Severance Agreement”); and
     WHEREAS, Executive and the Company desire to implement the succession and retirement plan that Executive and the Company’s Board of Directors have been discussing since late 2010 and, in connection with such plan, Executive desires to retire from his employment with the Company effective as of June 1, 2011.
     NOW, THEREFORE, in exchange for the good and valuable consideration set forth herein, the adequacy of which is specifically acknowledged, Executive and the Company (“the parties”) hereby agree as follows:
     1. Retirement; Service Through Retirement Date. Executive’s employment with the Company shall terminate effective as of 12:01 a.m., Eastern Time, on June 1, 2011 (such time and date, the “Retirement Date”). Effective as of the Retirement Date, Executive shall no longer serve as Chief Executive Officer of the Company and shall no longer serve in any officer or other position with the Company or any of its subsidiaries or affiliates, except as specifically provided in Section 2. Effective as of the Retirement Date, Executive shall cease to hold any position (whether as an officer, director, manager, employee, trustee, fiduciary, or otherwise) with, and shall cease to exercise or convey any authority (actual, apparent, or otherwise) on behalf of, the Company and its subsidiaries, except as otherwise specifically provided in Section 2. Between the date hereof and the Retirement Date (the “Transition Period”), Executive shall report to and take directions from the board of directors of the Company (the “Board”), and shall use his commercially reasonable best efforts to assist with the transition of the duties and responsibilities of the chief executive officer of the Company to Executive’s successor to the position of chief executive officer of the Company, as determined by the Board (the “New CEO”). In addition, during the Transition Period Executive shall perform such other duties as reasonably requested by the Board.
     2. Service Following the Retirement Date.
          (a) Service Continuation Period. Notwithstanding anything in this Agreement, the Employment Agreement or the Severance Agreement to the contrary, for a period of twenty-four (24) months following the Retirement Date (the “Service Continuation Period”), Executive agrees to provide, as Senior Advisor, such transitional advisory services (“Advisory Services”) to the Company and the New CEO, including, without limitation, advising and assisting the New CEO on strategy, acquisitions, financings, recruiting, customers and shareholder and governmental relations, as may be reasonably requested by the Company and/or the New CEO from time to time during the Service Continuation Period. Notwithstanding the foregoing, the Company may terminate the Service Continuation Period at any time upon written notice to the Executive and the Service Continuation Period may be extended by mutual written agreement of the Company and the Executive. Notwithstanding the foregoing, without limiting Section 5(c), from and after the Retirement Date, the Company and the Executive intend that the level of bona fide services which Executive shall perform for the Company pursuant to this Section 2(a) shall not exceed nineteen percent (19%) of the average level of bona fide services performed by Executive for the Company as the Chief Executive Officer of the Company over the thirty-six (36) month period immediately preceding the Retirement Date.
          (b) Board Service. Executive shall continue to serve, in the capacity of a non-employee director of the Company, as Chairman of the Board (such service, the “Board Services”) during the period (the “Board Continuation Period”) beginning on the Retirement Date and ending on the earliest to occur of (i) the date Executive resigns from the Board, (ii) the date of the first annual meeting of the Company’s stockholders to occur following the Retirement Date, (iii) the date Executive is removed from the Board for cause and (iv) August 15, 2011. The Company will maintain a directors’ and officers’ liability insurance policy that covers Executive’s service as a member of the Board during the Board Continuation Period. Executive shall cease to serve on the Board effective as of the date upon which the Board Continuation Period expires.
          (c) Compensation. Except as otherwise expressly provided herein and notwithstanding the terms of any other agreement or any benefit plan of the Company or its affiliates to the contrary, from and after the Retirement Date, Executive shall not be entitled to any employee or other benefits or compensation as a result of or in connection with providing the Advisory Services or the Board Services pursuant to this Section 2.
     3. Payments and Benefits.
          (a) Provided that Executive has not revoked his release of claims arising under the Age Discrimination in Employment Act pursuant to Section 16 and has complied with his obligations under Section 1, Section 2 and Section 8, in each case, as reasonably determined by the Company, the Company will pay or provide to the Executive the following (collectively, the “Payments”), less applicable withholdings and subject to Section 5 and Section 10(b):
               (i) an amount in cash equal in the aggregate to $1,250,000, payable in fifteen (15) equal monthly installments of $83,333.33 upon the last day of each calendar month beginning on June 30, 2011 and ending on and including August 31, 2012;
               (ii) an amount in cash equal to $50,000, payable in a lump sum on September 30, 2012;
               (iii) an amount in cash equal in the aggregate to $700,000, payable in fourteen (14) equal monthly installments of $50,000 upon the last day of each calendar month beginning on April 30, 2013 and ending on and including May 31, 2014; and
               (iv) for a period of 36 months following the Retirement Date (the “Benefit Continuation Period”), the Company shall provide to Executive and Executive’s family the opportunity to continue to receive the medical, dental and vision benefits that are provided to the Company’s active employees, in accordance with the terms and conditions of the applicable benefit plans as in effect from time to time (to the extent such benefits can continue to be provided to the Executive and his family, or to the extent such benefits cannot be provided to the Executive and his family, then the cash equivalent thereof, based on the premium cost thereof to the Company, which cash amount shall be paid proportionately over the Benefit Continuation Period, monthly in advance); provided, however (1) that if Executive becomes reemployed with another employer and is eligible to receive a particular type of benefit (e.g., medical benefits) from such employer on terms at least as favorable to Executive and his family as those being provided by the Company, then the Company shall no longer be required to provide those particular benefits to Executive and his family; and (2) to the extent that such payments are taxable to Executive and/or extend beyond the COBRA continuation period, then such payments shall be made monthly in advance.
          (b) Executive shall continue to receive the compensation provided in this Section 3, subject to the limitations in Section 3(a)(iv), in the event the Service Continuation Period ends pursuant to the Executive’s death or the Company’s termination of the Executive without Cause (as defined in the Severance Agreement) following the Retirement Date.
          (c) During the Service Continuation Period, the Company shall reimburse Executive for reasonable travel and other business expenses incurred by Executive at the request of the Company in the performance of Advisory Services, subject to the Company’s advance review and approval of any such expenses.
          (d) In addition, the Company will pay or provide to the Executive the following (the “Accrued Rights”) in a lump-sum cash payment on or as soon as reasonably practicable following the Retirement Date, less applicable withholdings and subject to Section 5:
               (i) Executive’s annual base salary earned through the Retirement Date and not previously paid,
               (ii) any accrued vacation pay and not previously paid, and
               (iii) any amounts owed to Executive as of the Retirement Date for expenses that are reimbursable by the Company under the terms of the Employment Agreement and with respect to which Executive shall have delivered to the Company prior to the Retirement Date documentation acceptable to the Company.
     4. Equity Awards. The outstanding stock options to purchase common stock of the Company held by Executive on the Effective Date (the “Options”) shall continue to be governed by the terms of the applicable plan and stock option agreement following the Effective Date. The outstanding and unvested shares of restricted stock granted to Executive on May 12, 2009 (award number 3468) and May 12, 2010 (award number 3988) shall be forfeited on the Retirement Date pursuant to the terms of the applicable restricted stock agreements.
     5. Section 409A.
          (a) No Six Month Delay. For purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury

Regulations and guidance issued or promulgated under such section (collectively, “Section 409A”), the parties intend that the Payments set forth in Sections 3(a)(i) and (ii) shall be treated as exempt from Section 409A under the “short-term deferral” and/or “involuntary separation pay” exemptions and that such payments therefore shall not be subject to the required six-month delay that would apply if such payments constituted “non-qualified deferred compensation” under Section 409A.
          (b) Separate Payments. It is intended that each installment of the payments and benefits provided under Section 3 shall be treated as a separate payment for purposes of Section 409A.
          (c) Separation from Service. For purposes of this Agreement, “Separation from Service” shall mean Executive’s “separation from service” from the Company, within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treasury Regulation Section 1.409A-1(h), including the applicable “default” provisions thereunder. Notwithstanding any other provision of this Agreement, including, without limitation, Section 2, it is the intention of the parties that Executive shall incur a Separation from Service as of the Retirement Date, and this Agreement shall be construed, interpreted and implemented in accordance with such intention.
     6. Existing Agreements. The terms and conditions of Section 4.3 of the Severance Agreement shall survive the execution of this Agreement and shall apply to any payments or benefits under this Agreement as if set forth in full herein. The Employee Nondisclosure and Development Agreement by and between the Company and Executive shall remain in full force and effect following the Retirement Date, subject to Section 18. Executive hereby waives any and all rights under the Severance Agreement regarding the receipt of a Notice of Termination (as defined in the Severance Agreement) in connection with the matters described herein.
     7. Return of Company Property. On the Retirement Date, Executive shall return any property of the Company (including, without limitation, proprietary information or intellectual property) that is within Executive’s custody or control, except to the extent such property is reasonably necessary for Executive to perform the Board Services or Advisory Services, as determined by the Company. Executive shall return any Company property retained by Executive as provided in the preceding sentence upon the expiration of (i) the Board Continuation Period if such property is retained in connection with the performance of Board Services and (ii) the Service Continuation Period if such property is retained in connection with the performance of Advisory Services.
     8. Non-Competition; Non-Solicitation; Non-Disparagement.
          (a) Executive shall not, at any time during the Restriction Period (as defined below), directly or indirectly engage in the business of, have any equity interest in or manage or operate any person, firm, corporation, partnership or other entity or business (whether as director, officer, employee, agent, representative, partner, security holder, consultant, proprietor, joint venturer or otherwise) that engages in any business which competes with any portion of the Business (as defined below) of the Company anywhere in the Restricted Area (as defined below). Nothing herein shall prohibit Executive from being a passive owner of not more than 1% of the outstanding equity interest in any entity that is publicly traded, so long as Executive has no active participation in the business of such entity.
          (b) Executive shall not, at any time during the Restriction Period, directly or indirectly, recruit or otherwise solicit or induce any employee, customer, subscriber or supplier of the Company or any prospective employee, customer, subscriber or supplier of the Company (i) to terminate its employment or arrangement with the Company, or (ii) to otherwise change its relationship with the Company. In addition, Executive shall not, at any time during the Restriction Period, directly or indirectly, either for Executive or for any other person or entity employ such individual during his or her employment with the Company and for a period of six months after such individual terminates his or her employment with the Company.
          (c) Executive agrees to refrain from disparaging the Company and its affiliates, including, without limitation, any of their respective products, services, technologies or practices, or any of their respective directors, officers, employees, agents, representatives or stockholders, either orally or in writing. The Company agrees to refrain, and use commercially reasonable efforts to cause its directors and officers to refrain, from disparaging Executive, either orally or in writing. Nothing in this Section 8(c) shall preclude either party from making truthful statements that are reasonably necessary to comply with applicable law, regulation or legal process.
          (d) Executive acknowledges that the restrictions contained in this Section 8 (i) are in consideration for the rights provided to Executive as set forth in this Agreement and the Company’s past and future provision of confidential information to Executive, and (ii) represent a fair balance of the Company’s rights to protect its Business and Executive’s right to pursue employment. In the event the terms of this Section 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.
          (e) As used in this Section 8, (i) the term “Company” shall include the Company and its direct and indirect parents and subsidiaries, (ii) the term “Business” shall mean the Business of the Company or its subsidiaries or affiliates and any business that is competitive with the business, work or projects of the Company or its subsidiaries or affiliates, as such business, work or projects may have been conducted or contemplated during (A) the term of Executive’s employment with the Company or (B) the Service Continuation Period; (iii) the term “Restricted Area” shall mean anywhere in the world and (iv) the term “Restriction Period” shall mean the period beginning on the Retirement Date and ending on the third anniversary of the Retirement Date.
     9. Injunctive Relief. It is recognized and acknowledged by Executive that a breach of the covenants contained in Section 8 will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Executive agrees that in the event of a breach of any of the covenants contained in Section 8, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief.
     10. General Release and Waiver.
          (a) Release. In consideration of the Payments, Executive, on behalf of himself and his representatives, agents, estate, heirs, successors and assigns, hereby irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, affiliates (within the meaning of the Securities Act of 1933), attorneys, agents and employees, and their respective predecessors, successors and assigns (collectively, the “Company Releasees”), from any and all actions or causes of action, suits, claims, complaints, liabilities, contracts, torts, debts, damages, controversies, rights and demands, whether existing or contingent, known or unknown, arising up to and through the later of the Retirement Date and the Effective Date out of Executive’s employment, or the termination of Executive’s employment, with the Company, including, but not limited to, all employment discrimination claims under the Age Discrimination in Employment Act, 29 U.S.C. §621 et seq., Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq., the Massachusetts Fair Employment Practices Act, M.G.L. c.151B, § 1 et seq., the Massachusetts Civil Rights Act, M.G.L. c.12, §§ 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c.93, § 102 and M.G.L. c.214, § 1C, the Massachusetts Labor and Industries Act, M.G.L. c.149, § 1 et seq., and the Massachusetts Privacy Act, M.G.L. c.214, § 1B, all as amended, and all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq. and the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., all as amended; and all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options. Notwithstanding the foregoing, (i) nothing in this release prevents Executive from filing, cooperating with, or participating in any proceeding before the U.S. Equal Employment Opportunity Commission or a state Fair Employment Practices Agency (except that Executive acknowledges that he may not recover any monetary benefits in connection with any such claim, charge or proceeding), (ii) this release does not extend to any rights Executive has that arise after the later of the Retirement Date or the Effective Date or to any rights to payments under and in accordance with the terms of this Agreement and (iii) this release does not extend to any rights Executive may have under the Company’s directors’ and officers’ liability insurance policy or to indemnification as an officer or director of the Company under the provisions of the Company’s by-laws or applicable law.
          (b) Bring Down Release. As a condition to continuing to receive the Payments following the date on which the Service Continuation Period expires, the Executive shall execute and deliver to the Company a release in the form attached hereto as Exhibit A (the “Bring Down Release”) on the date upon which the Service Continuation Period expires or Executive will forfeit all remaining Payments.
     11. Covenant Not to Sue. Executive agrees that he will never sue or file a lawsuit against any Company Releasee including, without limitation, any lawsuit concerning or in any way related to his employment, the termination of that employment, the compensation or benefits payable in connection with his employment, or any other interaction with or matter pertaining to the Company Releasees, and that no such suit is currently pending. Should Executive violate any aspect of this Section 11, Executive agrees that any suit shall be null and void. Executive also agrees that if a claim or charge of any kind should be raised, brought, or filed in his name or on his behalf, Executive waives any right to, and agrees not to benefit from or take, any resulting award. This Agreement, including, without limitation, this Section 11, shall not operate to waive or bar any claim which by express and unequivocal terms of law may not under any circumstances be waived or barred.
     12. No Other Payments. Executive understands and agrees that the Company shall make any no other payments to Executive and shall have no other obligations to Executive, except as described in this Agreement and that, except as otherwise set forth in this Agreement, all payments or benefits which are provided to Executive by the Company shall terminate on the Retirement Date. Without limiting the generality of the foregoing, Executive acknowledges and agrees that Executive shall not be entitled to any bonus in respect of the Company’s 2010 or 2011 fiscal year or any fiscal year during the Service Continuation Period.
     13. Taxes. To the extent any taxes may be due on the payments to Executive provided in this Agreement beyond any withheld by the Company, Executive agrees to pay them himself. Executive further agrees to provide any and all information pertaining to Executive upon request as reasonably necessary for the Company and other entities released herein to comply with applicable tax laws.
     14. Severability. Except as otherwise specified below, should any portion of this Agreement (including, without limitation, Section 8) be found void or unenforceable for any reason by a court of competent jurisdiction, the court should attempt to limit or otherwise modify such provision so as to make it enforceable, and if such portion cannot be modified to be enforceable, the unenforceable portion shall be deemed severed from the remaining portions of this Agreement, which shall otherwise remain in full force and effect. If any portion of this Agreement is so found to be void or unenforceable for any reason in regard to any one or more persons, entities, or subject matters, such portion shall remain in full force and effect with respect to all other persons, entities, and subject matters. In the event Executive should in the future contend that Executive’s agreement to Section 8 hereof or release of claims pursuant to this Agreement (including, without limitation, the Bring Down Release) is for any reason void, imperfect, or incomplete, Executive may not pursue any claim against the Company (or any other party intended to be released thereby) to establish the invalidity of such agreement or release, or premised (in whole or in part) on the invalidity of such agreement or release, before or without repaying to the Company the full amount of the Payments provided to Executive under this Agreement and applicable statutes of limitations shall be deemed to run in regard to Executive’s claims without regard to the parties’ entry into this Agreement. The preceding sentence shall not operate to limit the scope or effect of Executive’s covenant not to sue as set forth in Section 11.
     15. Understanding and Authority. The parties understand and agree that all terms of this Agreement are contractual and are not a mere recital, and represent and warrant that they are competent to covenant and agree as herein provided.
     16. Release of Age Discrimination Claims; Periods for Review and Reconsideration.

          (a) Executive understands that this Agreement includes a release of claims arising under the Age Discrimination in Employment Act. Executive understands, agrees and represents that the covenants made herein may affect rights and liabilities of substantial extent and agrees that the covenants and releases provided herein are in Executive’s best interest. Executive acknowledges under penalties of perjury that (i) Executive has been and is hereby advised to consult with an attorney prior to executing this Agreement; (ii) Executive has been given a period of twenty-one (21) days within which to consider this Agreement; (iii) Executive has signed this Agreement free of duress or coercion; and (iv) Executive is fully aware of his rights, and has carefully read and fully understands all provisions of this Agreement before signing. Further, Executive represents and warrants that in negotiating and executing this Agreement he has had an adequate opportunity to consult with competent legal counsel of Executive’s choosing concerning the meaning and effect of each term and provision hereof, and that there are no representations, promises, or agreements between the Company and Executive other than those expressly set forth in writing herein.
          (b) Executive further warrants that he understands that, with respect to the release of age discrimination claims only, he has seven (7) days after signing on the second signature line below to revoke the release of age discrimination claims by notice in writing to American Superconductor Corporation, 64 Jackson Road, Devens, Massachusetts 01434, Attention: General Counsel. Notwithstanding anything in this Agreement to the contrary and except with respect to the first $50,000 set forth in Section 3(a)(i), the Company shall have no obligation to pay any of the amounts set forth in Section 3 in the event Executive revokes the release of age discrimination claims, but all other provisions of this Agreement shall remain in full force and effect.
     17. Indemnification. No amendment, termination or repeal of Article VI of the Company’s by-laws or of the relevant provisions of the Delaware General Corporation Law or any other applicable laws shall affect or diminish in any way the rights Executive may have under the Company’s directors’ and officers’ liability insurance policy or the rights of Executive to indemnification under the provisions of Article VI of the Company’s by-laws with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.
     18. Entire Agreement. This Agreement contains the entire agreement and understanding between Executive and the Company concerning the matters described herein. This Agreement supersedes all prior agreements, discussions, negotiations, understandings and proposals of the parties concerning matters described herein, including but not limited to any rights to receive any compensation, severance or similar payments under the Employment Agreement, the Severance Agreement, any Award agreement or any other agreement with the Company or its subsidiaries. The terms of this Agreement cannot be changed except in a subsequent document signed by Executive and a duly authorized officer of the Company. The Company may assign this Agreement to any party without Executive’s consent.
     19. Choice of Law. This Agreement shall be governed by and interpreted in accordance with the law of the Commonwealth of Massachusetts, without regard to the law of conflicts of that state that would result in the application of the laws of any other jurisdiction.

     20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
     21. Voluntary Agreement. Executive represents and warrants that in negotiating and executing this Agreement Executive has had an adequate opportunity to consult with competent legal counsel of Executive’s choosing concerning the meaning and effect of each term and provision hereof, and that there are no representations, promises, or agreements between the Company and Executive other than those expressly set forth in writing herein. The parties have carefully read this Agreement in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all parties.
     22. Successors. This Agreement shall be binding upon the Company and its successors and assigns. In the event of a merger of the Company with or into, or the sale of substantially all of the assets of the Company to, another corporation or other entity, the Company shall cause this Agreement to be assumed the successor corporation or other entity or by an affiliate of the successor corporation or other entity. This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to Executive or his family hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of Executive’s estate.
     23. Attorneys Fees. The Company shall pay for the reasonable and documented legal fees incurred by Executive on or prior to the Effective Date in connection with the negotiation of this Agreement, up to a maximum of $10,000.
[Signature Page Follows]

     IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed the foregoing on the dates shown below.

AMERICAN SUPERCONDUCTOR CORPORATION
By:	/s/ Peter O. Crisp		Date: 5/23/11
	Name:	Peter O. Crisp
	Title:	Chairman of the Compensation Committee

ACKNOWLEDGEMENT (AS TO ALL CLAIMS
OTHER THAN AGE DISCRIMINATION CLAIMS)
     The undersigned, having had full opportunity to review this Agreement with counsel of his choosing, signifies his agreement to the terms of this Agreement (other than as it relates to age discrimination claims) by his signature below.

EXECUTIVE /s/ Gregory J. Yurek	Date: 5/23/11
Gregory J. Yurek
ACKNOWLEDGEMENT (AGE DISCRIMINATION CLAIMS)
     The undersigned, having had full opportunity to review this Agreement with counsel of his choosing, signifies his agreement to the terms of this Agreement (as it relates to age discrimination claims) by his signature below.

EXECUTIVE /s/ Gregory J. Yurek	Date: 5/23/11
Gregory J. Yurek

EXHIBIT A
Bring Down Release
     This Release Agreement (this “Agreement”), dated as of _________, 20__ (the “Effective Date”), is made by and between Gregory J. Yurek (“Executive”) and American Superconductor Corporation, a Delaware corporation (the “Company”). Capitalized terms used but not defined in this Agreement shall have the meanings set forth in that certain Retirement and Services Agreement, dated as of May 23, 2011, by and between Executive and the Company (the “Retirement Agreement”).
     WHEREAS, Executive and the Company have previously entered into the Retirement Agreement;
     WHEREAS, pursuant to the terms of the Retirement Agreement, Executive’s right to continue to receive Payments following the date upon which the Service Continuation Period expires is contingent upon Executive executing and delivering this Agreement to the Company on such date; and
     WHEREAS, Executive and the Company wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company and any of the Company Releasees (as defined below) including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment or other service relationship with or separation from the Company or its subsidiaries or affiliates.
     NOW, THEREFORE, in consideration of the Company’s agreement to continue to provide the Payments as set forth in the Retirement Agreement and the mutual promises made herein, the Company and Executive hereby agree as follows:
     1. General Release and Waiver. Executive, on behalf of himself and his representatives, agents, estate, heirs, successors and assigns, hereby irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, affiliates (within the meaning of the Securities Act of 1933), attorneys, agents and employees, and their respective predecessors, successors and assigns (collectively, the “Company Releasees”), from any and all actions or causes of action, suits, claims, complaints, liabilities, contracts, torts, debts, damages, controversies, rights and demands, whether existing or contingent, known or unknown, arising up to and through the Effective Date out of Executive’s employment, or the termination of Executive’s employment, with the Company, including, but not limited to, all employment discrimination claims under the Age Discrimination in Employment Act, 29 U.S.C. §621 et seq., Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq., the Massachusetts Fair Employment Practices Act, M.G.L. c.151B, § 1 et seq., the Massachusetts Civil Rights Act, M.G.L. c.12, §§ 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c.93, § 102 and M.G.L. c.214, § 1C, the Massachusetts Labor and Industries Act, M.G.L. c.149, § 1 et seq., and the Massachusetts Privacy Act, M.G.L. c.214, § 1B, all as amended, and all claims arising out of the Fair Credit

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Reporting Act, 15 U.S.C. § 1681 et seq. and the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., all as amended; and all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options. Notwithstanding the foregoing, (a) nothing in this release prevents Executive from filing, cooperating with, or participating in any proceeding before the U.S. Equal Employment Opportunity Commission or a state Fair Employment Practices Agency (except that Executive acknowledges that he may not recover any monetary benefits in connection with any such claim, charge or proceeding), (b) this release does not extend to any rights Executive has that arise after the Effective Date or to any rights to payments after the date hereof that arise under the Retirement Agreement and (c) this release does not extend to any rights Executive may have under the Company’s directors’ and officers’ liability insurance policy or to indemnification as an officer or director of the Company under the provisions of the Company’s by-laws or applicable law.
     2. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
     3. No Oral Modification. This Agreement may only be amended in a writing signed by Employee and a duly authorized officer of the Company.
     4. Voluntary Agreement. Executive represents and warrants that in negotiating and executing this Agreement Executive has had an adequate opportunity to consult with competent legal counsel of Executive’s choosing concerning the meaning and effect of each term and provision hereof, and that there are no representations, promises, or agreements between the Company and Executive other than those expressly set forth in writing herein or in the Retirement Agreement. The parties have carefully read this Agreement in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all parties.
     5. Choice of Law. This Agreement shall be governed by and interpreted in accordance with the law of the Commonwealth of Massachusetts, without regard to the law of conflicts of that state that would result in the application of the laws of any other jurisdiction.
[Signature Page Follows]

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     IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement as of the date first set forth above.

AMERICAN SUPERCONDUCTOR CORPORATION
By:
Name:
Title:

EXECUTIVE
Gregory J. Yurek

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